Joby Aviation Reports Third Quarter 2023 Results

During Q3 2023, Joby completed a series of flight tests in Marina, California, with four different pilots on board the aircraft, demonstrating the ease of conducting a number of maneuvers that pilots will be required to perform during normal operations. Joby Aviation Image

Santa Cruz, CA, November 1, 2023 — Joby Aviation, Inc. (NYSE:JOBY), a company developing all-electric aircraft for commercial passenger service, today issued its Third Quarter 2023 Shareholder Letter (https://prismic-io.s3.amazonaws.com/joby-site/398bd747-24ff-4f94-a65d-4973a031c234_Joby-Q3-2023-Shareholder-Letter.pdf) detailing the company’s operational and financial results for the period ending September 30, 2023. The company will host a live audio webcast of its conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) today.

Third Quarter 2023 Highlights:

●Certification Progress. Stage three nearing completion, with 84% of Certification Plans now accepted by FAA, including Energy Storage and Distribution System Plan, which covers batteries and high-voltage power distribution.

●First Delivery. A Joby aircraft became the first electric air taxi delivered to the U.S. Air Force — months ahead of schedule — as part of the Company’s $131 million contract with the Department of Defense.
●Pilot on Board. Joby’s flight test program was expanded to include flight with a pilot on board. Four Joby pilots completed flights that included forward transitions to semi-thrust borne flight.
●Building the Future. Three aircraft are now in production at Joby’s Pilot Production Facility in Marina. Dayton, OH, was selected as the site for the Company’s first scaled manufacturing facility, with state and local agencies offering incentives and benefits totaling up to $325 million in support.
●Strong Financial Foundation. At the end of the third quarter of 2023, Joby had $1.1 billion in cash and short-term investments.

Third Quarter Financial Results Webcast Details:

What: Joby Third Quarter 2023 Financial Results Webcast

When: Wednesday, November 1, 2023

Time: 2:00 p.m. PT (5:00 p.m. ET)

Webcast: Upcoming Events (https://ir.jobyaviation.com/news-events/ir-calendar) section of the company website (www.jobyaviation.com).

If unable to attend the webcast, to listen by phone, please dial 1-877-407-9719 or 1-201-378-4906. A replay of the webcast will be available on the company website following the event.

About Joby Aviation

Joby Aviation, Inc. (NYSE: JOBY) is a California-based transportation company developing an all-electric vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, our regulatory outlook, progress and timing; our business plan, objectives, goals and market opportunity in the U.S. and foreign markets;and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project, and our ability to launch our service; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact Details

Investors:

investors@jobyaviation.com

Media:

press@jobyaviation.com